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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                 MARCH 16, 1998


                       GABLES REALTY LIMITED PARTNERSHIP
             (Exact name of Registrant as specified in its charter)




         DELAWARE                     000-22683                  58-2077966
(State or other jurisdiction       (Commission File          (I.R.S. Employer
  of incorporation)                     Number)              Identification No.)



                       2859 PACES FERRY ROAD, SUITE 1450
                             ATLANTA, GEORGIA 30339
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                  770-436-4600





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     ITEM 5.   OTHER EVENTS.

     Gables Residential Trust ("GRT") and Gables Realty Limited Partnership, the operating partnership of GRT (the "Operating Partnership," and together with GRT, the "Company"), have entered into a Contribution Agreement with an effective date of March 16, 1998 (the "Contribution Agreement") to acquire the properties and operations of Trammell Crow Residential South Florida ("TCR/SF"), which consist of up to 15 multifamily apartment communities (the "South Florida Communities") containing a total of 4,197 apartment homes (assuming completion of three South Florida Communities currently under construction), and all of TCR/SF's residential construction and development and third-party management activities in South Florida (the "South Florida Transaction"). The South Florida Communities are located in Palm Beach County, Broward County and Dade County and encompass the metropolitan areas of Palm Beach, Fort Lauderdale and Miami, respectively.

     Under the terms of the Contribution Agreement, the Company will acquire the South Florida Communities, the third-party management business and other properties and assets of TCR/SF in exchange for (i) approximately $149.0 million in cash, (ii) the assumption of approximately $135.9 million of tax-exempt debt (subject to certain required consents) and (iii) the initial issuance of limited partnership units of the Operating Partnership ("Units") valued at approximately $71.1 million based on an agreed upon price of $27.625 per Unit (the "Share Price"). The Share Price is subject to decrease in certain circumstances as set forth in the Contribution Agreement. In addition, approximately $12.5 million of the purchase price will be retained by the Company until January 1, 2000, at which time the Company will issue to the sellers a number of Units (the "Deferred Units") equal in value to such retained amount (subject to possible decrease pursuant to the terms of the Contribution Agreement). The Deferred Units will be valued based on the average of the closing prices of GRT's common shares of beneficial interest, par value $.01 per share ("Common Shares"), on the New York Stock Exchange (the "NYSE") during a 15 trading day period preceding the date of issuance.

     In the event that the South Florida Communities are not contributed by TCR/SF in accordance with the terms of the Contribution Agreement, the Company or TCR/SF may elect to terminate the Contribution Agreement in its entirety, subject to certain payments specified in the Contribution Agreement. In addition, if the average of the closing prices of the Common Shares on the NYSE during a 15 trading day period preceding the closing is less than $23.50, either TCR/SF or the Company may elect to terminate the Contribution Agreement.

     The Company currently expects the South Florida Transaction to close early in the second quarter of 1998. However, there can be no assurance that all of the South Florida Communities will be included in the South Florida Transaction or that the South Florida Transaction will be consummated at all.



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     ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

         Not Applicable

     (b) PRO FORMA FINANCIAL INFORMATION:

         Not Applicable

     (c) EXHIBITS:

Exhibit No.

     1. Contribution Agreement dated March 16, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



 Date:  March 20, 1998                 GABLES REALTY LIMITED PARTNERSHIP

                                       By: Gables GP, Inc., its general partner


                                               /s/ Marvin R. Banks, Jr.
                                           ----------------------------------
                                           By: Marvin R. Banks, Jr.
                                               Chief Financial Officer










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